Wyoming Secretary of State
Herschler Building East, Suite 101
122 W 25th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Email: Business@wyo.gov

For Office Use Only

Profit Corporation
Articles of Amendment

1. Corporation name:
(Name must match exactly to the Secretary of State's records.)

Life Clips, Inc.

2. Article number(s) Designation of Series A Preferred is amended as follows:
See checklist below for article number information.

Attached hereto as Exhibit A

3. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

4. The amendment was adopted on June 3, 2022
(Date – mm/dd/yyyy)

5. Approval of the amendment: *(Please check **only one** appropriate field to indicate the party approving the amendment.)*

☐ **Shares were *not* issued** and the board of directors or incorporators have adopted the amendment.

OR

☐ **Shares were issued** and the board of directors have adopted the amendment *without shareholder approval*, in compliance with W.S. 17-16-1005.

OR

☑ **Shares were issued** and the board of directors have adopted the amendment *with shareholder approval*, in compliance with W.S. 17-16-1003.

Signature: [signature]

(May be executed by Chairman of Board, President or another of its officers.)

Date: 6/3/2022 *(mm/dd/yyyy)*

Print Name: Victoria RudmanCFO

Contact Person: Jonathan Leinwand

Title: CFO

Daytime Phone Number: 954-903-7856

Email: jonathan@jdlpa.com

***(An email address is required.** Email(s) provided will receive important reminders, notices and filing evidence.)*

Checklist

☐ ***Filing Fee: $60.00*** Make check or money order payable to Wyoming Secretary of State.

☐ **Processing time is up to 15 business days** following the date of receipt in our office.

☐ *Refer to original articles of incorporation to determine the specific article number being amended or use the next number in sequence if you are adding an article. ***Article number(s) is not the same as the filing ID number.***

☐ Please mail with payment to the address at the top of this form. **This form cannot be accepted via email.**

☐ Please review the form prior to submission. **The Secretary of State's Office is unable to process incomplete forms.**

AMENDED AND RESTATED CERTIFICATE OF DESIGNATION OF PREFERENCES, RIGHTS AND LIMITATIONS OF SERIES A PREFERRED STOCK Of Life Clips, Inc.

Pursuant to Section 17-16-602 of the Wyoming Business Corporation Act

The Board of Directors (the "Board") of Life Clips, Inc., a Wyoming corporation (hereinafter called the ("Corporation"), pursuant to authority conferred upon the Board by the Corporation's Articles of incorporation, the Board hereby authorizes 5,000,000 shares of the preferred stock of the Corporation as Series A Preferred Stock, par value $0.001 per share, of the Corporation and hereby fixes the designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof: of such shares, in addition to those set forth in the Articles of Incorporation of the Corporation, as follows:

Section 1. Designation. The shares of such Series shall be designated "Series A Preferred Stock," and the number of shares constituting such Series shall be 5,000,000 (the "Series A Preferred Stock"). The number of shares of Series A Preferred Stock may be increased or decreased by resolution of the Board and approval by the holders of a majority of the outstanding shares of the Series A Preferred Stock, voting as a separate voting group; provided that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares of such Series then outstanding.

Section 2. Ranking. The Series A Preferred Stock shall, with respect to dividend rights and rights upon liquidation, winding up or dissolution, rank the same as the common stock of the Corporation, par value $0.001 per share (the "Common Stock").

Section 3. Dividends. The Series A Preferred Stock shall have no dividend rights except as may be declared by the Board in its sole and absolute discretion, out of funds legally available for that purpose.

Section 4. Liquidation, Dissolution or Winding Up. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or the Corporation's sale, lease, exchange or other disposition of assets the Series A Preferred Stock shall participate pro rata with the Common Stock as one class as to any distributions distributed to the shareholders of the Corporation.

Section 5. Voting Rights. The holder of the Series A Preferred Stock is entitled to cast that number of votes on all matters presented for stockholder vote to the stockholders of the Corporation that when taking into account the votes entitled to be cast by the Series A Preferred stockholder is equal to seventy-five percent (75%) of the total shares authorized to vote on such matter(s) and such holder shall vote along with holders of the Corporation's Common Stock on such matters. The number of votes that the holder of the Series A – Super Voting Preferred shares shall be entitled to cast on a matter at any time shall be determined pursuant to the following formula:

$X = 3 \times Y$ where

X is the total number of votes that the holder of the Series A – Super Voting Preferred share is entitled to cast on any matter presented to stockholders of the Corporation, and

Y is the total number of authorized shares of the Corporation outstanding and authorized to vote on the matter.

For example, if the Corporation were to have 100,000,000 shares outstanding and authorized to vote on a matter than the holder of the Series A – Super Voting Preferred Stock would be entitled to cast 300,000,000 votes on such matter.

Section 6. **Transfer; Redemption; Legends, etc.** The Series A Preferred Stock shall not be transferrable by the holder thereof, whether voluntarily or by operation of law, or otherwise. The Series A Preferred Stock may be redeemed by the Corporation at any time for the par value thereof In the event that the holder of Series A Preferred Stock who is an employee or officer of the Corporation leaves their position as an employee or officer of the Corporation for any reason, the Series A Preferred Stock held by such holder shall be automatically cancelled without any further action of any person or entity, and shall cease *to* be issued *and* outstanding, *and shall* thereafter constitute authorized *and* unissued shares of Series A Preferred Stock. The Series A Preferred Stock is not convertible into any other class of shares of the Corporation. Each certificate representing the Series A Preferred Stock shall bear a legend in substantially the following format:

TIIIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS SECURITY MAY NOT BE TRANSFERRED BY THE HOLDER HEREOF UNDER ANY CIRCUMSTANCES, AND IS SUBJECT TO REDEMPTION AT ANY TIME BY LIFE CLIPS, INC. AND IS SUBJECT TO CANCELLATION UPON THE OCCURRENCE OF CERTAIN EVENTS.

Section 7. Headings. The headings of the paragraphs of this Certificate of Designations are for convenience of reference only and shall not define, limit or affect any of the provisions hereof

Section 8. Notices. All notices or communications in respect of the Series A Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Articles of Incorporation or Bylaws or by applicable law or regulation. Notwithstanding the foregoing, if the Series A Preferred Stock is issued in book-entry form or any similar facility, such notices may be given to the holders of the Series A Preferred Stock in any manner permitted by such facility.

Section 9. Replacement Certificates. The Corporation shall replace any mutilated certificate at the holder's expense upon surrender of that certificate to the Corporation. The Corporation shall replace certificates that become destroyed, stolen or lost at the holder's expense upon delivery to the Corporation of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Corporation.

Section 10. Severability. If any term of the Series A Preferred Stock set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other terms set forth herein which can be given effect without the invalid, unlawful or unenforceable term will, nevertheless, remain in full force and effect, and no term herein set forth will be deemed dependent upon any other such term unless so expressed herein.